Exhibit 10.20

Regus

Online Virtual Office Agreement

English (US)

Agreement Date : August 19, 2013 **Reference No : 8192-713411**

Business Center Details

FL, West Palm Beach - Philips Point

Address	777 South Flagler Drive Suite 800 - West Tower West Palm Beach FLORIDA 33401 United States of America
Sales Manager	Elizabeth Baker

Client Details

Company Name	Global Digital Solutions, Inc.
Contact Name	David Loppert
Address	14 Saint George Place Palm Beach Gardens Florida 33418 United States of America
Phone	+ () 561-632-1020
Email	david.loppert@earthlink.net

Virtual Office Payment Details (exc. tax and exc. services)

Virtual Office Type : Mailbox Plus

Initial Payment :	**First month's fee :**	$ 41.52
	One Time Registration Fee :	$ 0.00
	Service Retainer :	$ 198.00
	Total Initial Payment :	**$ 239.52**
Monthly Payment :	Total Monthly Payment :	**$ 99.00**

Service Provision :	**Start Date**	August 19, 2013	**End Date**	August 31, 2014

All agreements end on the last calendar day of the month.

Comments:

* Virtual Office Set Up Fees Waived - Total Savings of $ 49.00
Customer is not required to pay the standard set up fee for their virtual office(s)

Terms and Conditions

We are Regus Management Group, LLC, "Regus". This Agreement incorporates our terms of business set out on our Terms and Conditions which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. This agreement is binding from the agreement date and may not be terminated once it is made, except in accordance with its terms. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end".

☑ **I accept the terms and conditions**

Confirm by typing your name in the box below

Name : David A. Loppert on behalf of Global Digital Solutions, Inc.	> Accept Agreement
I confirm these details are correct to the best of my knowledge	